EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Reports Results for

Third Quarter Fiscal Year 2014

•                  Company Declaring Quarterly Dividend of $0.50 per share

•                  New Customers Accounted for 36% of Bookings in Q3

•                  38 ZBVs booked in the Quarter — 700 booked to-date

BILLERICA, Mass. — February 5, 2014 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reports its financial results for the third quarter of fiscal year 2014 ended December 31, 2013. The Company is reporting revenues of $37.8 million as compared with revenues of $50.8 million for the third quarter of fiscal year 2013, net income of $1.6 million as compared with net income of $6.1 million for the third quarter of fiscal year 2013, and earnings per share of $0.20 as compared with earnings per share of $0.73 for the third quarter of fiscal year 2013.

For the first nine months of fiscal year 2014 ended December 31, 2013, the Company is reporting revenues of $124.7 million compared with revenues of $144.4 million for the same period in the prior fiscal year, net income of $11.2 million compared with net income of $16.7 million for the same period in the prior fiscal year, and earnings per share of $1.41 compared with earnings per share of $1.95 for the prior fiscal year.

The Company is reporting $43.7 million in bookings for the third quarter of fiscal year 2014 and $119.4 million for the first nine months of fiscal year 2014.  Backlog at December 31, 2013 was $180.9 million.

Continuing with its dividend program started in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on March 3, 2014 to the holders of record at the close of business on February 18, 2014.

“Quarterly results for revenue and EPS were negatively impacted by a sizable shipment that was delayed while in transit to the customer,” said Chuck Dougherty, AS&E’s President and Chief Executive Officer.  “Absent this delay, revenues would have been consistent with previous quarters, as we continue to make excellent progress on our key growth initiatives. New customers accounted for 36% of our third quarter bookings with new clients added in the Middle East, the European Union, North America, and the Commonwealth of Independent States (CIS).  Additionally, we continue to successfully execute on our solid ZBV pipeline in key geographic markets, with six new ZBV customers added and 38 ZBV systems booked in the quarter, including the largest single international ZBV booking in the Company’s history.”

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous audio webcast on Wednesday, February 5, 2014 at 8:30 a.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial 1-760-536-5194. The conference identification number is 35133713. You will be placed on hold until the conference call is ready to begin.  The live audio webcast can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Wednesday, February 5, 2014 at 11:30 a.m. ET for a one-week period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 35133713. The replay will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter™ X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com.

Investor Relations Contact:
Annemarie Sadowski
American Science and Engineering, Inc.
asadowski@as-e.com
978-262-8828

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
dana@redjavelin.com	lberman@as-e.com
978-440-8392	978-262-8713

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Total net sales and contract revenues	$37,773	$50,803	$124,673	$144,400

Total cost of sales and contract revenues	20,905	28,103	69,452	79,230
Gross profit	16,868	22,700	55,221	65,170

Expenses:
Selling, general and administrative expenses	8,396	8,280	22,718	21,173
Research and development costs	6,139	5,242	15,725	18,862
Total operating expenses	14,535	13,522	38,443	40,035

Operating income	2,333	9,178	16,778	25,135
Interest and other, net	11	54	8	159
Income before provision for income taxes	2,344	9,232	16,786	25,294
Provision for income taxes	786	3,139	5,624	8,600

Net income	$1,558	$6,093	$11,162	$16,694

Income per share - Basic	$0.20	$0.74	$1.42	$1.97
Income per share - Diluted	$0.20	$0.73	$1.41	$1.95

Weighted average shares - Basic	7,850	8,247	7,837	8,488
Weighted average shares - Diluted	7,889	8,307	7,873	8,542

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

(unaudited)

	December 31, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$65,965	$40,418
Restricted cash and investments	14,753	12,618
Short-term investments, at fair value	86,428	108,546
Accounts receivable, net	22,591	28,477
Unbilled costs and fees	2,484	4,875
Inventories, net	50,144	48,051
Other current assets	9,101	11,984
Total current assets	251,466	254,969

Non-current assets:
Building, equipment and leasehold improvements, net	13,972	16,451
Restricted cash and investments	397	899
Other assets	8,687	9,130
Total assets	$274,522	$281,449

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$8,913	$8,371
Customer deposits	33,131	16,199
Deferred revenue	11,410	15,770
Other current liabilities	19,884	28,148
Total current liabilities	73,338	68,488

Non-current liabilities:
Lease financing liability	1,783	2,914
Other non-current liabilities	3,695	5,802
Total liabilities	78,816	77,204

Stockholders’ equity	195,706	204,245
Total liabilities and stockholders’ equity	$274,522	$281,449

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended
	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income	$11,162	$16,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,942	3,821
Provisions for contracts, inventory and accounts receivable reserves	1,233	3,503
Amortization of bond premium	1,192	2,151
Deferred income taxes	1,894	152
Other	—	(59)
Stock compensation expense (credit)	1,527	(85)

Changes in assets and liabilities:
Accounts receivable	5,952	(14,907)
Unbilled costs and fees	2,391	(859)
Inventories	(3,392)	453
Prepaid expenses and other assets	1,432	684
Accounts payable	542	(892)
Accrued income taxes	(2,094)	879
Customer deposits	16,932	9,580
Deferred revenue	(6,472)	81
Accrued expenses and other liabilities	(6,181)	(296)
Net cash provided by operating activities	30,060	20,900

Cash flows from investing activities:
Purchases of short-term investments	(47,805)	(99,719)
Proceeds from sales and maturities of short-term investments	68,755	150,514
Purchases of property and equipment, net	(1,463)	(2,500)
Net cash provided by investing activities	19,487	48,295

Cash flows from financing activities:
Increase in restricted cash and investments	(1,633)	(1,384)
Proceeds from exercise of stock options	2,889	1,079
Repurchase of shares of common stock	(12,306)	(45,347)
Repayment of leasehold financing liability	(1,115)	(1,003)
Payment of common stock dividend	(11,749)	(12,760)
Reduction of income taxes paid due to the tax benefit from employee stock option exercises	(86)	—
Net cash used for financing activities	(24,000)	(59,415)

Net increase in cash and cash equivalents	25,547	9,780
Cash and cash equivalents at beginning of period	40,418	24,369
Cash and cash equivalents at end of period	$65,965	$34,149

-####-